UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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The Finish Line, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing relates to the proposed merger transaction between The Finish Line, Inc. (“Finish Line” or the “Company”), JD Sports Fashion Plc (“JD Sports” or “Parent”), and Genesis Merger Sub, Inc. (“Merger Sub”) pursuant to the terms of an Agreement and Plan of Merger dated as of March 25, 2018 (the “Merger Agreement”) by and among Finish Line, Parent, and Merger Sub.

Set forth below is the FAQ for employees.

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FAQ - Employees

Q. What does this mean for my job?
A. Our plan remains the same. We remain focused on executing our FY19 strategic plan. We continue to be dedicated to our customers and providing the best-of-the-best service and product to them.

Q. Will jobs be eliminated?
A. There are currently no plans to eliminate positions as a result of the merger. As always, we will continue to evaluate the needs of the business and make changes where appropriate. Here’s how the formal language reads which you can find in the public filing from JD:

“The distinct geographies and markets in which the Finish Line and the JD businesses operate demand their own dedicated teams which the Directors of the Company do not believe would benefit from rationalisation. As such, the Directors of the Company do not envisage any significant adjustments to the headcounts of either the Finish Line or the Company’s businesses as a result of the Acquisition and it is intended that the existing senior management team of Finish Line, led by Sam Sato (CEO), will continue to lead the Finish Line business with oversight and input from the Company’s executive and senior management."

Q. If my position is eliminated, will I receive severance?
A. Finish Line has always provided transition benefits for employees whose positions have been eliminated and will continue to do so.

Q. How long until we know anything further?
A. When we have information that can be shared, we will share it in as timely a fashion as possible and within all legal parameters and the SEC reporting requirements. The timetable has an expected date to close the merger no earlier than June 2018.

Q. Could my role and responsibilities change?
A. As in the past, we will continue to evaluate the needs of our evolving business to provide a premium customer experience. This can always mean potential changes in roles and responsibilities as well as opportunities for growth. We remain focused on driving our business and implementing our FY19 strategic plan.

Q. Will our pay or benefits change?
A. We will have our regular merit process and bonus payouts. With respect to our long term incentive plan, we are currently in discussion with JD about this and as we have more information, we will share it.

Q. Is Finish Line going out of business?
A. No. This is an exciting time for us as we join with JD. Our United States Finish Line locations broaden the reach of JD’s already-global enterprise.

Q. Is JD the same as Sports Direct International?
A. No. They are two distinct and separate companies.

Q. Is there any connection between JD and SDI?
A. No. They are two distinct and separate companies.

Q. What will the new organizational structure look like?

A. We currently have no plans to change the organizational structure as a result of the merger. As always, we will continue to evaluate the needs of the business and make changes where appropriate. Here’s how the formal language reads which you can find in the public filing from JD:

“The distinct geographies and markets in which the Finish Line and the JD businesses operate demand their own dedicated teams which the Directors of the Company do not believe would benefit from rationalisation. As such, the Directors of the Company do not envisage any significant adjustments to the headcounts of either the Finish Line or the Company’s businesses as a result of the Acquisition and it is intended that the existing senior management team of Finish Line, led by Sam Sato (CEO), will continue to lead the Finish Line business with oversight and input from the Company’s executive and senior management."

Q. What is the culture of JD?
A. As you learn about the JD brand, you will see they look alot like us. In their most recent annual report, here’s how they describe themselves: “almost 1,300 stores across a number of retail fascias and is proud of the fact that it always provides its customers with the latest products from the very best brands. The Group embraces the latest online and instore digital technology providing it with a truly multichannel, international platform for future growth.” We look forward to getting to know our new partners better over the coming months.

Q. Is headquarters office going to move?
A. No.

Q. What is the timetable for this?
A. We expect to close the merger transaction no earlier than June 2018.

Q. Do Finish Line’s shareholders have to approve the merger?
A. Yes.

Q. What if shareholders do not approve?
A. We do not anticipate that. However, regardless of the transaction, we remain focused on executing our FY19 strategic plan. We continue to be dedicated to our customers and providing the best-of-the-best service and product to them.

Q. What will the brands think of this?
A. We anticipate the brands will be very supportive. Both Finish Line and JD are very important strategic partners for our key brands and this merger allows us to join together and create a more meaningful global presence.

Q. Can I sell stock now?
A. If you are classified as an “Insider” you may not sell stock now. If you have any questions as to whether you are a designated “Insider,” please reach out to Mark Clark or Chris Eck on our Legal team.

Q. Can I do anything with stock options and awards?
A. If you are classified as an “Insider” you may not exercise stock options or sell stock now. If you have any questions as to whether you are a designated “Insider,” please reach out to Mark Clark or Chris Eck on our Legal team.

Q. Does this impact my equity grant for this year?
A. We are currently in discussion with JD about our long term incentive plan and as we have more information, we will share it.

Q. Will planned bonuses be paid?
A. Yes! Bonuses earned for FY18 will be paid on April 13, 2018! We will be communicating those results shortly.

Q. Is this a good thing or bad thing for Finish Line?
A. We are doing some amazing things at Finish Line and this opportunity allows us to both partner with another great retailer as well as amplify our efforts across a global marketplace. Our combined global presence elevates us in line with our key competitors.

Q. Will Finish Line stores become JD stores? Will there be JD stores opened in the United States?
The long term strategy for Finish Line / JD Sports stores in the United States will take some time to formulate. What we know is that there is a massive opportunity to grow market share in the category through a continued focus on redefining our customer experience through the ongoing creation of differentiated retail. The Finish Line and JD Sports brands both have a solid foundation and significant strategic synergies. The sharing of knowledge, assets and expertise between the two brands has the potential to be significant catalyst for growth as a global player in the premium sneaker business.
As we learn more, we are committed to sharing that with you. Our focus is on driving the business and executing our strategic plan at the highest level as we team together with JD and amplify our efforts across a global marketplace.

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Forward-Looking Statements

Statements in this document regarding the proposed transaction between Finish Line and JD Sports, the expected timetable for completing the proposed transaction, and the potential benefits created by the proposed transaction are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Finish Line or JD Sports. Finish Line cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: the failure of the proposed transaction to close in a timely manner or at all; the effects of the announcement or pendency of the proposed transaction on the Company and its business; the nature, cost, and outcome of any litigation related to the proposed transaction; general economic conditions; Finish Line’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; cybersecurity risks, including breach of customer data; the potential impact of legal or regulatory changes, including the impact of the U.S. Tax Cuts and Jobs Act of 2017; interest rate levels; the impact of inflation; a major failure of technology and information systems; and the other risks detailed in Finish Line’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. Investors and shareholders are also urged to read the risk factors set forth in the proxy statement carefully when they are available.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning Finish Line and JD Sports set forth in this document may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Finish Line assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Additional Information for Shareholders

This document relates to the proposed merger between Finish Line and JD Sports. The proposed merger will be submitted to Finish Line’s and JD Sports’ shareholders for their consideration and approval. In connection with the proposed merger, Finish Line and JD Sports will file relevant materials with (i) the SEC, including a proxy statement of Finish Line, and (ii) the United Kingdom Listing Authority (UKLA) in the U.K., including a circular of JD Sports. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of Finish Line, and a circular will be mailed to the shareholders of JD Sports. This communication is not a substitute for the proxy statement, circular, or other document(s) that Finish Line and/or JD Sports may file with the SEC or the UKLA in connection with the proposed transaction. Finish Line’s and JD Sports’ shareholders are urged to read the proxy statement and other documents filed with the SEC and the U.K. circular regarding the proposed merger transaction when they become available because they will contain important information about Finish Line, JD Sports, and the proposed merger transaction itself. Finish Line’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Finish Line’s shareholders also will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Finish Line, Inc., 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, Attention: Corporate Secretary, or by

calling (317) 899-1022, or from Finish Line’s website at www.finishline.com under the tab “Investor Relations - Financials & SEC Filings.” The information available through Finish Line’s website is not and shall not be deemed part of this document or incorporated by reference into other filings Finish Line makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Finish Line, JD Sports, and their respective directors and certain of their officers may be deemed to be participants in the solicitation of proxies from Finish Line’s shareholders with respect to the special meeting of shareholders that will be held to consider the matters to be approved by Finish Line’s shareholders in connection with the merger transaction. Information about Finish Line’s directors and executive officers and their ownership of Finish Line’s common stock is set forth in the proxy statement for Finish Line’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on June 2, 2017. Shareholders may obtain additional information regarding the interests of Finish Line and its directors and executive officers in the proposed merger, which may be different than those of Finish Line’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.